UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Kraton Corporation

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Kraton Corporation

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2021 SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 9, 2021

The following information supplements the Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) of Kraton Corporation (“Kraton,” “we,” “us” or “our”), filed with the Securities and Exchange Commission (the “SEC”) on November 4, 2021 and furnished to the stockholders of Kraton in connection with the solicitation of proxies by the Board of Directors of Kraton (the “Board”) for the special meeting of the stockholders of Kraton (the “Special Meeting”) related to our proposals to (i) approve and adopt the Agreement and Plan of Merger, dated as of September 27, 2021 (as it may be amended from time to time, the “Merger Agreement”), by and between DL Chemical Co., Ltd (“Parent”), DLC US Holdings, Inc., DLC US, Inc. (“Merger Subsidiary”) and Kraton, under which Merger Subsidiary will merge with and into Kraton with Kraton surviving the Merger as an indirect, wholly-owned, subsidiary of Parent (the “Merger”), (ii) approve, by a non-binding, advisory vote, the compensation arrangements that will or may become payable to our named executive officers in connection with the Merger, and (iii) approve the adjournment of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies to vote in favor of the proposal to adopt the Merger Agreement, in the event that there are insufficient votes at the time of the Special Meeting to establish a quorum or adopt the Merger Agreement.

The Special Meeting is scheduled to be held on December 9, 2021, at 9:00 a.m., central time, at The Sheraton North Houston, 15700 John F. Kennedy Boulevard, Houston, Texas, 77032. Kraton is voluntarily amending and supplementing the Proxy Statement with the information provided in this supplement (this “Supplement”), which is being filed with the SEC on November 30, 2021.

This Supplement will be made available to stockholders at www.proxyvote.com, in the “Investors” section of our website, www.kraton.com, and on EDGAR at www.sec.gov. This Supplement does not provide all of the information which is important to your decision at the Special Meeting.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT IN THEIR ENTIRETY.

Only holders of record of our common stock, par value $0.01 (“Kraton common stock”), outstanding as of 3:00 p.m., central time, on November 4, 2021, are entitled to notice of, and to vote at, the Special Meeting or at any adjournment or postponement of the Special Meeting.

Voting Matters

The proposals presented in the Notice of Special Meeting of Stockholders and Proxy Statement are not are affected by this Supplement, and Kraton common stock represented by proxies returned before the Special Meeting will be voted as instructed by the stockholder granting the proxy with respect to all other matters properly brought before the Special Meeting.

YOUR VOTE IS IMPORTANT. Please vote by telephone, via the Internet, or by marking, signing and returning your proxy or voting instruction form as soon as possible, regardless of whether you plan to attend the Special Meeting.

The Board continues to recommend that you vote “FOR” approval of the proposal to approve and adopt the Merger Agreement and the other proposals, all as described in the Proxy Statement.

Between October 21, 2021 and November 29, 2021, seven lawsuits have been filed on behalf of individuals purporting to be Kraton stockholders challenging certain public disclosures concerning the Merger. The first case was filed on October 21, 2021 in the United States District Court for the Southern District of New York and is styled Ryan O’Dell v. Kraton Corporation, et al., Case No. 1:21-cv-08642. The second case was filed on October 28, 2021 in the United States District Court for the Southern District of New York and is styled Ciccotelli v. Kraton Corporation, et al., Case No. 1:21-cv-08802. The third case was filed on November 1, 2021 in the United States District Court for the Southern District of New York and is styled Shumacher v. Kraton Corporation, et al., Case No. 1:21-cv-08922. The fourth case was filed on November 16, 2021 in the United States District Court for the Southern District of New York and is styled Morgan v. Kraton Corporation, et al., Case No. 1:21-cv-09496. The fifth case was filed on November 17, 2021 in the United States District of Court for the District of Delaware and is styled Taylor v. Kraton Corporation, et al., Case No. 1:21-cv-01625. The sixth case was filed on November 18, 2021 in the United States District Court for the Eastern District of Pennsylvania and is styled Matthew Whitfield v. Kraton Corporation, et al., Case No. 2:21-cv-05089. The seventh case was filed on November 18, 2021 in the United States District Court for the Southern District of New York and is styled Brian Jones v. Kraton Corporation, et al., Case No. 1:21-cv-09570. These lawsuits are collectively referred to herein as the “Stockholder Actions”. Each of the Stockholder Actions names Kraton and the members of its Board as defendants.

The Stockholder Actions purport to allege claims for violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 14a-9 promulgated under the Exchange Act. The O’Dell complaint also alleges violations of 17 C.F.R. § 244.100. The plaintiffs in the Stockholder Actions generally allege that the Proxy Statement disclosures related to the Merger omit material information relating to (i) certain non-GAAP financial metrics included in projections set forth in the Proxy Statement and (ii) certain analyses prepared by J.P. Morgan in connection with the Board’s evaluation of the Merger, and that the omission of such information renders the Proxy Statement disclosures false and misleading. The plaintiffs in the Stockholder Actions seek, among other things, an injunction preventing the consummation of the Merger, or, if the Merger is consummated, rescission of the Merger or an award of rescissory or other damages, a declaration that the defendants violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9, and an award of the costs of the action, including attorneys’ and experts’ fees.

Kraton believes the Stockholder Actions are without merit and that no supplemental disclosures are required under applicable law and vigorously denies that it has committed any violation of law or duties or engaged in any alleged wrongful conduct, including specifically denying all allegations in the Stockholder Actions. However, in order to avoid the risk of the Stockholder Actions delaying or adversely affecting the Merger Agreement or the Merger and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, Kraton has determined to voluntarily supplement the Proxy Statement it filed with the SEC on November 4, 2021. Nothing in this Supplement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

Supplemental Disclosures

Kraton has voluntarily determined to make these supplemental disclosures to the Proxy Statement. This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. Capitalized terms used but not defined below have the meanings set forth in the Proxy Statement. All page references in the information below are to pages in the Proxy Statement. Paragraph references used below refer to the Proxy Statement before any additions or deletions resulting from the supplemental disclosures. Underlined text shows text being added to a referenced disclosure in the Proxy Statement. The information contained herein speaks only as of November 29, 2021 unless the information indicates another date applies.

1.	The section of the Proxy Statement entitled “The Merger—Opinion of Kraton’s Financial Advisor—Public Trading Multiples” is hereby amended in its entirety as follows:

Public Trading Multiples. Using publicly available information, J.P. Morgan compared selected financial data of Kraton with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous in certain respects to Kraton and/or one of its businesses. The companies selected by J.P. Morgan were as follows:

Chemical Business

•	Ingevity Corporation

•	Trinseo S.A.

Polymer Business

•	Avient Corporation

•	Cabot Corporation

•	Mineral Technologies Inc.

•	Orion Engineered Carbons S.A.

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for the purposes of J.P. Morgan’s analyses, may be considered similar to those of Kraton. However, certain of these companies may have characteristics that are materially different from those of Kraton. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect Kraton.

Using publicly available information, J.P. Morgan calculated, for each selected company, the ratio of firm value (which we refer to as “FV”) to earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the year ending December 31, 2022 and the year ending December 31, 2023. The FV/2022E EBITDA and FV/2023E EBITDA for the companies selected by J.P. Morgan were as follows:

Chemical Business

	FV/2022E EBITDA	FV/2023E EBITDA
Ingevity Corporation	8.5x	8.0x
Trinseo S.A.	5.4x	5.1x

Polymer Business

	FV/2022E EBITDA	FV/2023E EBITDA
Avient Corporation	9.0x	8.3x
Cabot Corporation	5.8x	6.0x
Mineral Technologies Inc	7.7x	7.6x
Orion Engineered Carbons S.A.	5.7x	5.3x

Based on the results of this analysis, J.P. Morgan selected a multiple reference range of 5.25x to 8.75x for Kraton for the year ending December 31, 2022 and 5.0x to 8.0x for Kraton for the year ending December 31, 2023. After applying such range to the projected EBITDA under the Case C Projections for Kraton for the year ending December 31, 2022 and the year ending December 31, 2023, as directed by Kraton’s management, the analysis indicated the following range of implied per share equity value (rounded to the nearest $0.25) for Kraton common stock:

	Implied Per Share Equity Value
	Low	High
Kraton FV/2022E EBITDA	$24.50	$58.75
Kraton FV/2023E EBITDA	$25.00	$56.00

The range of implied per share equity value for the Kraton common stock was compared to (i) the unaffected closing price of the Kraton common stock of $31.65 as of July 2, 2021, (ii) the closing price of the Kraton common stock of $41.52 as of September 24, 2021 and (iii) the offer price of $46.50 per share of Kraton common stock.

J.P. Morgan also conducted a sum-of-the-parts analysis of Kraton, based on Kraton’s chemical business and polymer business. Using the same information and calculations described above under this section “Public Trading Multiples”, J.P. Morgan selected a multiple reference range of 5.25x to 8.5x for Kraton’s chemical business and 6.0x to 8.5x for the of Kraton’s polymer business. J.P. Morgan then calculated ranges of implied firm values for each of the businesses by applying the applicable multiple reference range to the projected EBITDA of Kraton’s chemical business and polymer business under the Case C Projections for the year ending December 31, 2022, as directed by Kraton’s management. After aggregating the ranges of implied firm values for Kraton’s chemical and polymer businesses, the analysis indicated the following range of implied per share equity value (rounded to the nearest $0.25) for Kraton common stock:

	Implied Per Share Equity Value
	Low	High
Kraton FV/2022E EBITDA	$28.50	$56.25

The range of implied per share equity value for the Kraton common stock was compared to (i) the unaffected closing price of the Kraton common stock of $31.65 as of July 2, 2021, (ii) the closing price of the Kraton common stock of $41.52 as of September 24, 2021 and (iii) the offer price of $46.50 per share of Kraton common stock.

2.	The section of the Proxy Statement entitled “The Merger—Opinion of Kraton’s Financial Advisor—Selected Transaction Analysis” is hereby amended in its entirety as follows:

Selected Transaction Analysis. Using publicly available information, J.P. Morgan examined selected transactions involving businesses which J.P. Morgan judged to be sufficiently analogous to Kraton’s business (or aspects thereof) based on J.P. Morgan’s experience and familiarity with the industries in which Kraton operates.

None of the selected transactions reviewed was identical to the proposed Merger. However, the selected transactions were chosen because certain aspects of the transactions, for purposes of J.P. Morgan’s analyses, may be considered similar to the proposed Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the proposed Merger.

Using publicly available information, J.P. Morgan calculated, for each selected transaction, the multiple of the target company’s firm value implied in the relevant transaction to the target company’s EBITDA for the 12-month period immediately preceding the announcement of the applicable transaction (the “FV/LTM EBITDA Multiple”). The transactions selected by J.P. Morgan for its analyses, and the FV/LTM EBITDA multiple for each transaction, were as follows:

Chemical Business

Announcement Date	Target	Acquiror	FV/LTM EBITDA Multiple
August 16, 2021	Oxiteno S.A. Indústria e Comércio	Indorama Ventures Public Company Limited	6.6x

March 1, 2021	PQ Group Holdings Inc. (Performance Chemicals business)	Cerberus Capital Management LP and Koch Minerals & Trading, LLC	9.4x

August 7, 2019	Huntsman Corporation (Chemical Intermediates & Surfactants)	Indorama Ventures Public Company Limited	8.0x

August 22, 2017	Georgia-Pacific LLC (Pine Chemicals)	Ingevity Corporation	10.2x

September 28, 2015	Arizona Chemicals Holdings Corporation	Kraton (f/k/a Kraton Performance Polymers, Inc.)	7.4x

Polymer Business

Announcement Date	Target	Acquiror	FV/LTM EBITDA Multiple
October 15, 2020	Potters (Materials business of PQ Group Holdings Inc.)	The Jordan Company L.P.	8.4x

July 3, 2019	OMNOVA Solutions, Inc.	Synthomer plc	10.4x

March 4, 2019	Evonik Industries AG (Methacrylates business)	Advent International Corporation	6.7x

November 13, 2018	Sonneborn U.S. Holdings Inc. and Sonneborn Coöperatief U.A.	HollyFrontier Corporation	9.9x

September 13, 2018	MPM Holdings Inc. (Momentive)	KCC Corporation, Wonik QnC Corporation, and SJL Partners LLC	8.7x

July 22, 2018	LCY Chemical Corp.	KKR & Co.	7.4x

Based on the above analysis, J.P. Morgan selected a FV/LTM EBITDA Multiple reference range for Kraton of 7.5x to 10.5x. After applying such range to Kraton’s projected EBITDA for the 12-month period immediately preceding September 30, 2021 under the Case C Projections for Kraton, as directed by Kraton’s management, the analysis indicated the following range of implied per share equity value (rounded to the nearest $0.25) for Kraton common stock:

	Implied Per Share Equity Value
	Low	High
Kraton FV/LTM EBITDA	$32.75	$56.75

The range of implied per share equity value for the Kraton common stock was compared to (i) the unaffected closing price of the Kraton common stock of $31.65 as of July 2, 2021, (ii) the closing price of the Kraton common stock of $41.52 as of September 24, 2021 and (iii) the offer price of $46.50 per share of Kraton common stock.

J.P. Morgan also conducted a sum-of-the-parts analysis of Kraton, based on Kraton’s chemical business and polymer business. Using the same information and calculations described above under this section “Selected Transaction Analysis”, J.P. Morgan selected a FV/LTM EBITDA Multiple reference range of 7.5x to 10.5x for Kraton’s chemical business and of 8.5x to 10.5x for Kraton’s polymer business. J.P. Morgan then calculated ranges of implied firm values for each of the businesses by applying the applicable multiple reference range to the projected EBITDA of Kraton’s chemical business and polymer business under the Case C Projections for the 12-month period immediately preceding September 30, 2021, as directed by Kraton’s management. After aggregating the ranges of implied firm values for Kraton’s chemical and polymer businesses, the analysis indicated the following range of implied per share equity value (rounded to the nearest $0.25) for Kraton common stock:

	Implied Per Share Equity Value
	Low	High
Kraton FV/LTM EBITDA	$36.75	$56.75

The range of implied per share equity value for the Kraton common stock was compared to (i) the unaffected closing price of the Kraton common stock of $31.65 as of July 2, 2021, (ii) the closing price of the Kraton common stock of $41.52 as of September 24, 2021 and (iii) the offer price of $46.50 per share of Kraton common stock.

3.	The second paragraph of the section of the Proxy Statement entitled “The Merger—Management Projections” is hereby amended in its entirety as follows:

Kraton’s management directed J.P. Morgan to use and rely upon the Case A Projections, the Case B Projections, the Case C Projections and the Case D Projections, and to view each case independently, for purposes of J.P. Morgan’s discounted cash flow analysis and such use was approved by the Board. Kraton’s management also directed J.P. Morgan to use and rely upon the Case C Projections for purposes of J.P. Morgan’s public trading multiples analysis and selected transaction analysis and such use was approved by the Board. Kraton’s management instructed J.P. Morgan to use the Case C Projections in J.P. Morgan’s public trading multiples analysis to account for potential value that might be realized from breakthrough technologies in Kraton’s innovation portfolio that are in the early stages of development. J.P. Morgan’s selected transaction analysis applied the FV/LTM EBITDA Multiple for each selected transaction to Kraton’s September 30, 2021 LTM EBITDA, which was the same for each of Case A, Case B, Case C, and Case D.

FORWARD LOOKING STATEMENTS

Some of the statements and information in this communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This communication includes forward-looking statements that reflect Kraton’s beliefs, expectations and current views with respect to, among other things, its financial condition, financial performance and other future events or circumstances. Forward-looking statements are often identified by words such as “outlook,” “believes,” “target,” “estimates,” “approximately,” “expects,” “projects,” “represents,” “may,” “intends,” “plans,” “on track,” “anticipate,” the negative of such words or similar terminology, and include, but are not limited to, Kraton’s expectations with respect to the sale of Kraton, including the timing thereof.

Examples of forward-looking statements in this communication include, but are not limited to, statements about the price, terms and closing date of the proposed transaction, and statements regarding stockholder and regulatory approvals and the satisfaction of various other conditions to the closing transaction contemplated by the Merger Agreement. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the inability to complete the proposed transaction due to the failure to obtain Kraton stockholder approval for the proposed transaction or the failure to satisfy other conditions of the proposed transaction within the proposed timeframe or at all (including receipt of regulatory approvals); (iii) risks related to disruption of management’s attention from Kraton’s ongoing business operations due to the transaction; (iv) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that have been or may be instituted against Kraton and others relating to the Merger Agreement; (vi) the risk that the pendency of the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed transaction; (vii) the effect of the announcement of the proposed transaction on Kraton’s relationships with its customers, suppliers, key stakeholders, employees, operating results and business generally; (viii) risks related to Kraton’s business or stock price as a result of uncertainty surrounding the proposed transaction; (ix) the amount of the costs, fees, expenses and charges related to the proposed transaction; and (x) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Consider these factors carefully in evaluating the forward-looking statements.

All forward-looking statements in this communication are made based on management’s current expectations and assumptions, which are subject to known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in Kraton’s latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in Kraton’s other filings with the SEC, and include, but are not limited to, risks related to: not completing, or not completely realizing the anticipated benefits from, the sale of the business; receipt and timing of necessary regulatory approvals; Kraton’s reliance on third parties for the provision of significant operating and other services; conditions in, and risk associated with operating in, the global economy and capital markets; fluctuations in raw material costs; natural disasters and weather conditions; limitations in the availability of raw materials; and other factors of which Kraton is currently unaware, deems immaterial or are outside the Kraton’s control. In addition, to the extent any inconsistency or conflict exists between the information included in this communication and the information included in our prior releases, reports or other filings with the SEC, the information contained in this communication updates and supersedes such information. Kraton believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Kraton assumes no obligation to update such information in light of new information or future events.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Kraton by Parent. In connection with the proposed transaction, Kraton has filed relevant materials with the SEC, including the Proxy Statement, related to the solicitation of proxies for the Kraton stockholders’ meeting with respect to the proposed transaction. This communication does not constitute any solicitation of votes or approval in relation to the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF KRATON ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING KRATON’S PROXY STATEMENT, THIS SUPPLEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, IN THEIR ENTIRETY WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Investors and security holders are able to obtain a copy of the Proxy Statement and other documents (when available) free of charge at the SEC’s web site, www.sec.gov, through the “Investors” section of our website, www.kraton.com, or by sending a request of such documents to: Kraton Corporation, 15710 John F. Kennedy Blvd., Suite 300, Houston, Texas 77032, telephone 281-504-4700.

Participants in Solicitation

Kraton and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Kraton common stock in respect of the proposed transaction. Information about the directors and executive officers of Kraton is set forth in its proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 8, 2021. Investors may obtain additional information regarding the interests of such persons in the proposed transaction, by security holdings or otherwise, by reading the Proxy Statement regarding the Merger described above.